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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
To Deposit
Common Shares of
Epsilon Energy Ltd.
Pursuant to the Offer to Purchase
Dated May 19, 2020

THE OFFER WILL BE OPEN FOR ACCEPTANCE COMMENCING MAY 19, 2020 UNTIL 5:00 P.M. (EASTERN STANDARD TIME) ON JUNE 30, 2020 UNLESS EXTENDED, VARIED OR WITHDRAWN BY THE COMPANY (THE "EXPIRATION DATE")

        As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery hereto must be used to deposit Common Shares of Epsilon Energy Ltd., a corporation organized under the law of Alberta ("Epsilon" or the "Company"), pursuant to the Offer (as defined below) if certificates for these Common Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach Computershare Trust Company of Canada, as depositary (the "Depositary"), by the Expiration Date (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by e-mail to the office of the Depositary set forth below. See Section 5 of the Offer to Purchase "Procedures for Depositing Common Shares."

TO:	Epsilon Energy Ltd.
AND TO:	Computershare Trust Company of Canada

By Regular Mail: Computershare Trust Company of Canada P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Hand, Courier or Registered Mail: Computershare Trust Company of Canada 100 University Avenue 8th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

By E-Mail Transmission:
Email: depositoryparticipant@computershare.com
 COMPUTERSHARE TRUST COMPANY OF CANADA
North American Toll Free: 1-800-564-6253
 Overseas: 1-514-982-7555

        Delivery of this Notice of Guaranteed Delivery to any address or transmission of instructions via e-mail other than as set forth above does not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase), such signature must appear on the applicable space on the Letter of Transmittal.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer and Circular (as defined below) that accompanies this Notice of Guaranteed Delivery.

        The undersigned hereby deposits to the Company, upon the terms and subject to the conditions set forth in the offer to purchase, dated May 19, 2020 (the "Offer to Purchase"), the accompanying issuer bid circular (the "Circular") included therein (together with the Offer to Purchase, the "Offer and Circular"), the related letter of transmittal (the "Letter of Transmittal") and this notice of guaranteed delivery (the "Notice of Guaranteed Delivery") (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under "Procedure for Depositing Common Shares." The undersigned agrees that the deposit information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the deposit information that is specified in the related Letter of Transmittal that is subsequently deposited.

CONDITIONAL TENDER (See Section 7 of the Offer to Purchase and Instruction 5 of the Letter of Transmittal)

A tendering Shareholder may condition his or her tender of Common Shares upon the Company purchasing a specified minimum number of the Common Shares tendered, as described in Section 7 of the Offer to Purchase. Unless at least the minimum number of Common Shares you indicate below are purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased. It is the tendering Shareholder's responsibility to calculate the minimum number of Common Shares that must be purchased if any are purchased from the Shareholder in order for the Shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Shareholders are urged to consult their tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is: Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering Shareholder must have tendered all of his or her Common Shares and checked this box:
☐ The tendered Common Shares represent all Common Shares held by the undersigned.

NAME(S) OF REGISTERED OWNER(S) (Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s) or Direct Registration System ("DRS") Advice(s)

CONTACT INFORMATION OF REGISTERED OWNER(S)

Signature(s) of Registered Owner(s)

Email Address	Address(es)

Date	Postal Code or Zip Code

Daytime Telephone Number

Certificate Number(s)—If Available Common Shares:	Number of Common Shares or represented by Certificate(s) or held by DRS	Name of Shareholder (please print)

Number of Common Shares Tendered in the Offer by this Notice of Guaranteed Delivery:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

        The Eligible Institution which completes this Notice of Guaranteed Delivery must send the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of New York Stock Exchange Medallion Signature Program (MSP) (each such entity, an "Eligible Institution") guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Eastern Standard time, on or before the second Trading Day after the Expiration Date. As used herein, a "Trading Day" means a day on which trading occurs on the NASDAQ Global Market.

Name of Firm	Authorized Signature

Address of Firm	Name
(Please type or print)

Title

	Dated	, 2020

Postal Code or Zip Code

Area Code and Tel. No.

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DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
GUARANTEE (Not to be used for signature guarantees)